UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2010

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 23, 2010, the Human Resources Committee of the Board of Directors of the Registrant adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Plan”). The amendment provides for an increase in the available number shares of the Registrant’s non-voting common stock for which options may be granted to 4,566,919 shares.

The amendment also revised the vesting hurdles for performance-based options under the Plan. The performance options vest if the return on investment in the Company of TPG Capital, L.P., Apollo Global Management, L.L.C. and their respective affiliates (the “Majority Stockholders”) achieve a specified return. Previously, 50% of the options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Majority Stockholders achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from 0 to a participant’s total number of 2.5x options depending upon the level of returns that the Majority Stockholders realize between 2.0x and 2.5x.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1	Harrah’s Entertainment, Inc. Management Equity Incentive Plan, as amended February 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: March 1, 2010	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

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